Exhibit 10.8

FIFTH AMENDMENT AGREEMENT

FIFTH AMENDMENT AGREEMENT (this “Agreement”) dated as of April 1, 2014 by and among (1) Seneca Foods Corporation, Seneca Snack Company and Seneca Foods, LLC (collectively, the “Borrowers”), (2) Marion Foods, Inc., Lebanon Valley Cold Storage, LLC, and Lebanon Valley Cold Storage, LP (collectively, the “Guarantors”), (3) the financial institutions party to the Loan and Security Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”), and (4) Bank of America, N.A. (“Bank of America”) as agent (the “Agent”) for the Lenders and as Issuing Bank with respect to a certain Second Amended and Restated Loan and Security Agreement dated as of July 20, 2011, by and among the Borrowers, the Guarantors, the Lenders, the Agent, the Issuing Bank and RBS Citizens, N.A. as Syndication Agent, as amended by that certain First Amendment Agreement dated as of August 1, 2011, by that certain Second Amendment Agreement dated as of December 20, 2012, by that Third Amendment Agreement dated as of March 5, 2013, and by that certain Fourth Amendment Agreement dated as of December 16, 2013 (as further amended, the “Loan and Security Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Loan and Security Agreement; and

WHEREAS, the Lenders have agreed to such amendments, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1. Definitions.  Capitalized terms used herein without definition that are defined in the Loan and Security Agreement shall have the same meanings herein as therein.

§2. Ratification of Existing Agreements.  All of the Obligors’ obligations and liabilities to the Agent, the Issuing Bank and the Lenders as evidenced by or otherwise arising under the Loan and Security Agreement, the Notes and the other Loan Documents, are, by each Obligor’s execution of this Agreement, ratified and confirmed in all respects.  In addition, by each Obligor’s execution of this Agreement, each of the Obligors represents and warrants that no Obligor has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.

§3. Representations and Warranties.  Each of the Obligors hereby represents and warrants to the Agent, the Issuing Bank and Lenders that all of the representations and warranties made by the Obligors in the Loan and Security Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4. Conditions Precedent.  The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

(a) Representations and Warranties.  All of the representations and warranties made by the Obligors herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except as provided in §3 hereof.

(b) Performance; No Event of Default.  The Obligors shall have performed and complied in all respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Default or Event of Default.

(c) Fees and Expenses.  The Borrowers shall have paid to the Agent the reasonable fees and expenses of counsel to the Agent in connection with the preparation of this Agreement.

(d) Delivery.  The Obligors, the Agent, the Issuing Bank and the Required Lenders shall have executed and delivered this Agreement.

(e) Truitt Acquisition.  The Agent shall have received a certified copy of each of:

(i) that certain Share Purchase Agreement, dated as of the date hereof, among David J. Truitt, Peter W. Truitt, Truitt Bros., Inc. (“TBI”), Murlark Properties, LLC (“Murlark”), Bluegrass Holdings, LLC (“Bluegrass”), and the Parent,

(ii) that certain Buy-Sell and Option Agreement, made and entered into effective as of April 1, 2014, among David J. Truitt, Luciana T. Truitt, the Parent, TBI and Murlark,

(iii) that certain Escrow Agreement, dated as of the date hereof, among Peter W. Truitt, the Parent and U.S. Bank National Association, and

(iv) the Organic Documents of each of TBI and Murlark including, without limitation, that certain Management Operating Agreement with respect to each of TBI, Murlark and Bluegrass, dated as of the date hereof, among TBI, Murlark and Bluegrass, David J. Truitt, Luciana T. Truitt and the Parent,

in each case including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith, each in form and substance satisfactory to the Required Lenders.

(f) Pledge Agreement Amendment.  The Parent and the Agent shall have executed and delivered an amendment to the Pledge Agreement with respect to the Parent’s Equity Interests in TBI and Murlark, and TBI and Murlark shall have executed and delivered an acknowledgement of and joinder to the Pledge Agreement, each in form and substance satisfactory to the Required Lenders.

(g) Other Documents.  The Obligors shall have executed and delivered such further instruments and taken such further action as the Agent and the Required Lenders may have reasonably requested, in each case further to effect the purposes of this Agreement, the Loan and Security Agreement and the other Loan Documents.

§5. Amendments to the Loan and Security Agreement.

(a) Amendments to Section 1.1 of the Loan and Security Agreement.  The following new definitions are hereby added to Section 1.1 of the Loan and Security Agreement in their proper alphabetical order to read as follows:

“Bluegrass:  Bluegrass Holdings, LLC, an Oregon limited liability company, 100% of the Equity Interests of which are owned by Murlark.”

“Buy-Sell and Option Agreement: the Buy-Sell and Option Agreement, made and entered into effective as of April 1, 2014, among David J. Truitt, Luciana T. Truitt, the Parent, TBI and Murlark (as in effect on April 1, 2014).”

“GAAP Subsidiary:  any entity which, in accordance with GAAP, has its accounts consolidated with the Borrowers’ accounts.”

“Murlark:  Murlark Properties, LLC, an Oregon limited liability company.”

“TBI:  Truitt Bros., Inc., an Oregon corporation.”

“Truitt Company:  any of TBI, Murlark and Bluegrass.   “Truitt Companies” means TBI, Murlark and Bluegrass collectively.”

“Truitt 50% Acquisition:  the acquisition by the Parent from Peter W. Truitt of one hundred percent (100%) of Peter W. Truitt’s ownership interest in each of TBI and Murlark, which ownership interest constitutes an aggregate of fifty percent (50%) of the Equity Interests of TBI and fifty percent (50%) of the Equity Interests of Murlark, in each case pursuant to that certain Share Purchase Agreement, dated as of April 1, 2014, among David J. Truitt, Peter W. Truitt, TBI, Murlark, Bluegrass and the Parent, for an aggregate purchase price not to exceed $20,000,000.”

“Truitt Required Sale Provisions:  the provisions set forth in the last sentence of Section 3.1 (Truitt Put Option), Section 3.3 (Required Sale of Entities), and the last sentence of Section 4 (Purchase upon Death) of the Buy-Sell and Option Agreement, in each case to the extent such provisions would obligate the Parent to sell any of its Equity Interests in a Truitt Company, approve a sale of assets of a Truitt Company, cooperate with any other Selling Owner (as defined therein) with respect to any such sale, use its best efforts to sell its Equity Interests in a Truitt Company to a prospective purchaser in any such sale, or execute any documents effectuating any such sale.”

(b) Amendments to Section 1.1 of the Loan and Security Agreement.  The definitions of “Permitted Asset Disposition” and “Subsidiary” appearing in Section 1.1 of the Loan and Security Agreement are hereby amended and restated in their entirety to read as follows:

“Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds of Collateral are remitted to Agent to be applied to the Obligations, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (c) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (d) the licensing of Intellectual Property in the Ordinary Course of Business; (e) other Asset Dispositions having a net book value on the Borrowers’ books and records not in excess of $25,000,000 in the aggregate in any Fiscal Year and $75,000,000 in the aggregate from and after the Effective Date so long as each such Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged; (g) a Delayed Lease Financing; (h) a sale by the Parent of Equity Interests of a Truitt Company required pursuant to the Truitt Required Sale Provisions; or (i) approved in writing by Agent and Required Lenders.”

“Subsidiary:  any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests); provided that for purposes of this Agreement and the other Loan Documents, Dundee will not be deemed a Subsidiary; provided further that no Truitt Company will be deemed to be a Subsidiary until such time as the Borrowers directly or indirectly own 100% of the voting securities or Equity Interests of such Truitt Company.”

(c) Amendment to Section 1.1 of the Loan and Security Agreement.  The definition of “Permitted Acquisition” appearing in Section 1.1 of the Loan and Security Agreement is hereby amended by amending and restating subsection (e) in its entirety to read as follows:

“(e)           either (i) such acquisition is the acquisition of assets only for use in the same line of business as (or a line of business substantially similar or complementary to) the line of business of the Borrowers and such assets, immediately upon the consummation of such acquisition, become Collateral pursuant to the Security Documents, and the Agent shall, concurrently with the closing of the acquisition have (or, to the extent not included in the provisions of Section 7.1, be granted), for the benefit of Secured Parties, a perfected, first priority security interest in such assets (subject only to Permitted Liens) or (ii) such acquisition involves the purchase of the Equity Interests of a Person and each of the following conditions is met:

(A)           such acquisition is either (1) the acquisition of one hundred percent (100%) of each of the Equity Interests and voting securities of such Person, (2) the Truitt 50% Acquisition or (3) an acquisition of Equity Interests of a Truitt Company other than the Truitt 50% Acquisition, provided that, once the Truitt 50% Acquisition has been consummated, (x) there shall be not more than two such additional acquisitions of Equity Interests of Truitt Companies and (y) all such additional acquisitions of Equity Interests of Truitt Companies shall be consummated during the consecutive 12 month period commencing on April 1, 2019;

(B)           such Person is either (1) in the same line of business (or a substantially similar line of business) as the Borrowers or (2) Dundee; and

(C)           contemporaneously with the occurrence of such acquisition (other than (x) the acquisition of Dundee and (y) with respect to clauses (2), (3) and (4) below, an acquisition of Equity Interests of a Truitt Company if, after giving effect to such acquisition, such Truitt Company would be deemed not to be a Subsidiary hereunder), such Borrower shall (1) pledge the Equity Interests of such Person to Agent, for the benefit of Secured Parties, pursuant to the Pledge Agreement and shall execute such amendment to the Pledge Agreement as requested by Agent to effectuate such pledge, (2) cause such acquired Person to guaranty all of the Obligations hereunder by executing and delivering a Joinder Agreement in accordance with Section 10.1.9, (3) cause such acquired Person to take all steps as may be necessary or advisable in the reasonable opinion of Agent to grant to Agent, as applicable, for the benefit of Secured Parties, a first priority, perfected security interest in all of its assets which would be deemed Collateral pursuant to the Security Documents (except that there may exist liens thereon permitted by Section 10.2.2 hereof and there may exist a prior lien on those assets which secure Indebtedness of such acquired Person following such Permitted Acquisition, to the extent permitted under Section 10.2.1 hereof) as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance reasonably satisfactory to Agent, as applicable, each of which documents shall be Security Documents hereunder, and (4) cause such Person to deliver to the Lenders and Agent (x) evidence of proper or similar corporate authorization and (y) legal opinions with respect to each of the matters and documents set forth in this clause (C), in each case, in form and substance reasonably satisfactory to Agent and the Required Lenders.”

(d) Amendment to Section 10.1.2 of the Loan and Security Agreement.  Clauses (a) and (b) of Section 10.1.2 of the Loan and Security Agreement are hereby amended and restated in their entirety to read as follows:

“(a)           as soon as available, and in any event within 90 days after the close of each Fiscal Year, (i) consolidated balance sheets as of the end of such Fiscal Year and the related consolidated statements of income, cash flow and shareholders’ equity for such Fiscal Year, for Borrowers and GAAP Subsidiaries, which shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent, and (ii) to the extent the GAAP Subsidiaries include any Person that is not a Subsidiary, consolidated balance sheets as of the end of such Fiscal Year and the related consolidated statements of income, cash flow and shareholders’ equity for such Fiscal Year, for Borrowers and Subsidiaries, certified by the chief financial officer of Borrower Agent, together with such financial statements prepared using first-in, first-out method of inventory accounting as certified by the chief financial officer of Borrower Agent;

(b)           as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited consolidated balance sheets as of the end of such Fiscal Quarter and the related consolidated statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, for Borrowers and GAAP Subsidiaries and, to the extent the GAAP Subsidiaries include any Person that is not a Subsidiary, for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, except for normal year end adjustments and the absence of footnotes, together with such financial statements prepared using first-in, first-out method of inventory accounting as certified by the chief financial officer of Borrower Agent;”

(e) Amendment to Section 10.2.2 of the Loan and Security Agreement.  Section 10.2.2 of the Loan and Security Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (p) thereof, (ii) deleting the period at the end of clause (q) thereof and inserting the phrase “; and” in lieu thereof, and (iii) adding a new clause (r) at the end thereof to read as follows:

“(r)           at any time the Parent owns an Equity Interest in a Truitt Company and such Truitt Company is deemed not to be a Subsidiary hereunder, Liens in favor of David J. Truitt and Luciana T. Truitt on the Equity Interests of such Truitt Company arising solely from (i) the Truitt Required Sale Provisions or (ii) the provisions set forth in the last two sentences of Section 3.2 of the Buy-Sell and Option Agreement.”

(f) Amendment to Section 10.2.11 of the Loan and Security Agreement.  Section 10.2.11 of the Loan and Security Agreement is hereby amended and restated in its entirety to read as follows:

“10.2.11.  Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries; provided that, if at any time a Truitt Company is not a Subsidiary hereunder but a Borrower is required to include such Truitt Company in its consolidated income tax return pursuant to the Code, such Truitt Company may be included in any such consolidated income tax return.”

§6. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Loan and Security Agreement, the Notes and the other Loan Documents shall remain the same.  The Loan and Security Agreement, as amended hereby, shall continue in full force and effect, and this Agreement and the Loan and Security Agreement shall be read and construed as one instrument.

(b) THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(c) This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amendment Agreement as of the date first set forth above.

SENECA FOODS CORPORATION

By: /s/Timothy Benjamin

Name: Timothy Benjamin

Title:   CFO

SENECA SNACK COMPANY

By:/s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

SENECA FOODS, LLC

By:  /s/Timothy Benjamin

Name:  Timothy Benjamin

Title:    Treasurer

MARION FOODS, INC.

By:/s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

LEBANON VALLEY COLD STORAGE, LLC

By:/s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

LEBANON VALLEY COLD STORAGE, LP
By:           Lebanon Valley Cold Storage, LLC,
Its General Partner

By: /s/Timothy Benjamin

Name: Timothy Benjamin

Title:   Treasurer

BANK OF AMERICA, N.A.,
as Agent, Lender and Issuing Bank

By: /s/Edgar Ezerins
Name: Edgar Ezerins
Title:   SVP

RBS CITIZENS BUSINESS CAPITAL, a division of RBS ASSET FINANCE, INC., a subsidiary of RBS CITIZENS, N.A., as a Lender

By: /s/John D. Bobbin

Name: John D. Bobbin

Title:   Senior Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By: /s/Betty Janelle

Name: Betty Janelle

Title:   Managing Director

By:  /s/Kimberly English

Name: Kimberly English

Title:   Managing Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: /s/Ellen M. Wayne

Name: Ellen M. Wayne

Title:   Administrative Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/Lisa Freeman

Name: Lisa Freeman

Title:   SVP

WELLS FARGO BANK, N.A., as a Lender

By: /s/Krista Mize

Name: Krista Mize

Title:   Authorized Signatory

BMO HARRIS BANK N.A., as a Lender

By: /s/Kimberly Ptak

Name: Kimberly Ptak

Title:   Authorized Signer

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By: /s/Philip F. Carfora

Name: Philip F. Carfora

Title:   Duly Authorized Signatory